FICO Announces Earnings of $2.12 per Share for Third Quarter Fiscal 2019

Revenue of $314 million vs. $255 million in prior year

SAN JOSE, Calif., July 31, 2019 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its third fiscal quarter ended June 30, 2019.

Third Quarter Fiscal 2019 GAAP Results
Net income for the quarter totaled $64.2 million, or $2.12 per share, versus $29.7 million, or $0.95 per share, in the prior year period.

Net cash provided by operating activities for the quarter was $68.3 million versus $85.1 million in the prior year period.

Third Quarter Fiscal 2019 Non-GAAP Results
Non-GAAP Net Income for the quarter was $75.6 million versus $44.5 million in the prior year period. Non-GAAP EPS for the quarter was $2.50 versus $1.43 in the prior year period. Free cash flow for the quarter was $60.8 million versus $72.0 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Third Quarter Fiscal 2019 GAAP Revenue
The company reported revenues of $314.2 million for the quarter as compared to $255.0 million reported in the prior year period.

"I'm pleased to announce another record quarter," said Will Lansing, chief executive officer. "We delivered strong top- and bottom-line growth, and have strong momentum heading into our fourth quarter."

Revenues for the third quarter of fiscal 2019 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $165.6 million in the third quarter, compared to $138.7 million in the prior year quarter, an increase of 19%, due primarily to increased license sales and transactional volumes.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and business-to-consumer (B2C) service, were $115.1 million in the second quarter, compared to $90.8 million in the prior year quarter, an increase of 27%. B2B revenue increased 36% and B2C revenue increased 8% from the prior year quarter.
  Decision Management Software revenues, which include Blaze Advisor®, Xpress Optimization, Decision Management Platform and related professional services, were $33.5 million in the third quarter compared to $25.5 million in the prior year quarter, an increase of 31%, due primarily to increased license sales and SaaS subscription revenue.

Outlook
The company is reiterating its previously provided guidance for fiscal 2019:

Fiscal 2019 Guidance
Revenues	$1.14 billion
GAAP Net Income	$173 million
GAAP EPS	$5.75
Non GAAP Net Income	$214 million
Non GAAP EPS	$7.12

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its third quarter fiscal 2019 results and provide various strategic and operational updates. The call can be accessed at FICO's web site at www.fico.com/investors. A replay of the webcast will be available at our Event Calendar under Past Events through July 31, 2020.

About FICO
FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 165 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions, material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2018 and subsequent quarterly reports on Form 10-Q. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	September 30,
	2019	2018
		* As Adjusted
ASSETS:
Current assets:
Cash and cash equivalents	$ 78,808	$ 90,023
Accounts receivable, net	318,044	266,742
Prepaid expenses and other current assets	38,212	39,624
Total current assets	435,064	396,389

Marketable securities and investments	21,726	19,756
Property and equipment, net	52,900	48,837
Goodwill and intangible assets, net	807,446	815,426
Other assets	56,662	50,059
	$ 1,373,798	$ 1,330,467

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 47,900	$ 51,276
Accrued compensation and employee benefits	88,543	84,292
Deferred revenue	103,270	103,335
Current maturities on debt	218,000	235,000
Total current liabilities	457,713	473,903

Long-term debt	604,582	528,944
Other liabilities	43,186	40,183
Total liabilities	1,105,481	1,043,030

Stockholders' equity	268,317	287,437
	$ 1,373,798	$ 1,330,467

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
		* As Adjusted		* As Adjusted
Revenues:
Transactional and maintenance	$ 226,040	$ 192,143	$ 632,012	$ 555,337
Professional services	44,594	42,836	135,957	132,695
License	43,615	20,014	86,770	55,582
Total revenues	314,249	254,993	854,739	743,614

Operating expenses:
Cost of revenues	87,215	79,011	248,849	232,936
Research & development	36,972	32,483	110,082	93,976
Selling, general and administrative	102,906	97,391	308,094	283,858
Amortization of intangible assets	1,448	1,571	4,453	5,043
Total operating expenses	228,541	210,456	671,478	615,813
Operating income	85,708	44,537	183,261	127,801
Other expense, net	(7,654)	(6,635)	(28,077)	(19,859)
Income before income taxes	78,054	37,902	155,184	107,942
Provision for income taxes	13,902	8,181	17,644	14,173
Net income	$ 64,152	$ 29,721	$ 137,540	$ 93,769

Basic earnings per share:	$ 2.21	$ 1.00	$ 4.74	$ 3.13
Diluted earnings per share:	$ 2.12	$ 0.95	$ 4.54	$ 2.99

Shares used in computing earnings per share:
Basic	28,967	29,708	29,000	29,924
Diluted	30,292	31,161	30,295	31,341

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	June 30,
	2019	2018
		* As Adjusted
Cash flows from operating activities:
Net income	$ 137,540	$ 93,769
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,734	22,329
Share-based compensation	61,931	54,631
Changes in operating assets and liabilities	(59,682)	(3,931)
Other, net	1,413	(3,709)
Net cash provided by operating activities	164,936	163,089

Cash flows from investing activities:
Purchases of property and equipment	(18,170)	(24,220)
Net activity from marketable securities	(2,630)	(2,504)
Net cash used in investing activities	(20,800)	(26,724)

Cash flows from financing activities:
Proceeds from revolving line of credit	167,000	371,000
Payments on revolving line of credit	(109,000)	(480,000)
Proceeds from issuance of senior notes	-	400,000
Payment on senior notes	-	(131,000)
Proceeds from issuances of common stock	16,073	2,492
Taxes paid related to net share settlement of equity awards	(51,208)	(42,872)
Repurchases of common stock	(178,926)	(229,540)
Other, net	-	(7,869)
Net cash used in financing activities	(156,061)	(117,789)

Effect of exchange rate changes on cash	710	(4,265)

Increase (decrease) in cash and cash equivalents	(11,215)	14,311
Cash and cash equivalents, beginning of period	90,023	105,618
Cash and cash equivalents, end of period	$ 78,808	$ 119,929

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
		* As Adjusted		* As Adjusted

Applications revenues:
Transactional and maintenance	$ 100,385	$ 91,102	$ 294,624	$ 277,743
Professional services	33,989	33,783	101,432	108,288
License	31,263	13,773	59,055	39,297
Total applications revenues	$ 165,637	$ 138,658	$ 455,111	$ 425,328

Scores revenues:
Transactional and maintenance	$ 112,949	$ 89,876	$ 300,133	$ 243,323
Professional services	392	559	1,994	1,613
License	1,805	394	3,105	1,427
Total scores revenues	$ 115,146	$ 90,829	$ 305,232	$ 246,363

Decision Management Software revenues:
Transactional and maintenance	$ 12,706	$ 11,165	$ 37,255	$ 34,271
Professional services	10,213	8,494	32,531	22,794
License	10,547	5,847	24,610	14,858
Total decision management software revenues	$ 33,466	$ 25,506	$ 94,396	$ 71,923

Total revenues:
Transactional and maintenance	$ 226,040	$ 192,143	$ 632,012	$ 555,337
Professional services	44,594	42,836	135,957	132,695
License	43,615	20,014	86,770	55,582
Total revenues	$ 314,249	$ 254,993	$ 854,739	$ 743,614

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
		* As Adjusted		* As Adjusted

GAAP net income	$ 64,152	$ 29,721	$ 137,540	$ 93,769
Amortization of intangible assets	1,448	1,571	4,453	5,043
Stock-based compensation expense	19,595	18,882	61,931	54,630
Income tax adjustments	(5,290)	(5,450)	(17,103)	(15,294)
Excess tax benefit	(4,289)	(1,635)	(20,023)	(14,697)
Tax Cuts and Jobs Act	-	1,436	-	6,906
Non-GAAP net income	$ 75,616	$ 44,525	$ 166,798	$ 130,357

GAAP diluted earnings per share	$ 2.12	$ 0.95	$ 4.54	$ 2.99
Amortization of intangible assets	0.05	0.05	0.15	0.16
Stock-based compensation expense	0.65	0.61	2.04	1.74
Income tax adjustments	(0.17)	(0.17)	(0.56)	(0.49)
Excess tax benefit	(0.14)	(0.05)	(0.66)	(0.47)
Tax Cuts and Jobs Act	-	0.05	-	0.22
Non-GAAP diluted earnings per share	$ 2.50	$ 1.43	$ 5.51	$ 4.16

Free cash flow
Net cash provided by operating activities	$ 68,290	$ 85,079	$ 164,936	$ 163,089
Capital expenditures	(7,526)	(13,109)	(18,170)	(24,220)
Free cash flow	$ 60,764	$ 71,970	$ 146,766	$ 138,869

Note: The numbers may not sum to total due to rounding.

* Prior-period information has been adjusted for the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on October 1, 2018.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

Fiscal 2019 Guidance

GAAP net income	$ 173
Amortization of intangible assets	6
Stock-based compensation expense	85
Income tax adjustments	(25)
Excess tax benefit	(25)
Non-GAAP net income	$ 214

GAAP diluted earnings per share	$ 5.75
Amortization of intangible assets	0.20
Stock-based compensation expense	2.82
Income tax adjustments	(0.81)
Excess tax benefit	(0.83)
Non-GAAP diluted earnings per share	$ 7.12

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related,excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measuresis not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com; or Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com